UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                        April 11, 2000 (April 10, 2000)
                        -------------------------------
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
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             (Exact name of registrant as specified in its charter)


 Pennsylvania                       000-22026                      25-1407782
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(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of corporation)                                        Identification No.)



One RentWay Place, Erie, Pennsylvania         16505
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(Address of principal executive offices)     Zip Code



Registrant's telephone number, including area code:        (814) 455-5378
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Item 5.           Other Events


The registrant issued the following press release on April 10, 2000:

ERIE, PA -- Rent-Way, Inc. (NYSE: RWY)/dPi Teleconnect, LLC announced that dPi Teleconnect has agreed in principal to terms with Western Union which will provide access to all 30,000 Western Union locations for payments from dPi Teleconnect customers for pre-paid local phone service. "This alliance will expand our agent base to a national presence overnight," said Dave Dorwart, President and CEO of dPi Teleconnect.

"Our goal of building a national agent network for our pre-paid local phone service product has been significantly furthered by this alliance," said William
E. Morgenstern, Chairman and CEO of RentWay, Inc. "We are in the process of reviewing our marketing plans to determine where the best demographics exist to begin building our customer base. Our first efforts will be in markets where Western Union complements our existing agent base."

dPi Teleconnect offers pre-paid local phone service without regards to prior credit history or payment history with a local phone company. The service is paid for in advance and requires no long-term obligation on the part of the customer.

RentWay, Inc. acquired a 49% interest and an option to acquire an additional 21% interest in dPi Teleconnect, in January of this year. The company anticipates it will close on the 21% option sometime before the end of June 2000.

Sales for dPi Teleconnect in 1999 were approximately $2.5 million. For the month of March, reported sales hit a monthly record of nearly $1.4 million. "We are pleased with the growth rate we are experiencing at dPi," said Morgenstern. "The dPi team has kept up with a very rapid roll out pace of their pre-paid telephone service this quarter. We have nearly 800 agent locations activated and have grown to in excess of 25,000 customers in an extremely short period of time."

Rent-Way is the second-largest operator of rental-purchase stores in the USA. Rent-Way rents quality, brand name merchandise such as home entertainment equipment, furniture and major appliances through 1088 stores operating in 41 states.

This news release contains certain forward looking statements within the meaning of Section 27(A)(i) of the Securities Act of 1933 and Section 21E(i)(1) of the Securities Exchange Act of 1934 that involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include dPi's ability to manage its growth and to continue to grow at a fast rate and dPi's ability to enter into a definitive agreement with Western Union on the terms described above. Additional factors are set forth in Rent-Way's Annual Report on Form 10-K for the year ended September 30,1999 and Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.


For more information, contact:            William E. Morgenstern, CEO
                                         (800)736-8929 or visit www.rentway.com

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                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.











Date      April 11, 2000                       /s/ William A. McDonnell
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                                                       (Signature)
                                                   William A. McDonnell
                                                  Chief Financial Officer





Date      April 11, 2000                         /s/ Matthew J. Marini
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                                                       (Signature)
                                                     Matthew J. Marini
                                        Controller and Chief Accounting Officer